Exhibit 10.13

Amendments

to the

Omnibus Benefit Restoration Plan of Sonoco Products Company

Whereas, Sonoco Products Company (the “Company”) presently maintains the Omnibus Benefit Restoration Plan of Sonoco Products Company (the “Plan”); and

Whereas, the Company has reserved the right to amend the Plan by action of the Board’s Executive Compensation Committee (the “Committee”); and

Whereas, the Committee has authorized and directed the Senior Vice President of Human Resources, to take such actions to effect such amendments; and

Whereas, consistent with actions taken previously with respect to the Sonoco Savings Plan, the Company desires to suspend the 401(k) Plan Restoration Benefit for the period beginning on June 1, 2009 and ending on December 31, 2009; and

Whereas, consistent with actions taken previously with respect to the Sonoco Pension Plan, the Company desires to (i) freeze accruals under the Plan’s Executive Benefit effective as of December 31, 2018 and (ii) extend the DC SERP Benefit to participants affected by such freeze effective as of January 1, 2019; and

Whereas, the Company has decided to eliminate the social security level income annuity as a payment option with respect to certain restoration benefits provided under the Plan;

Now, therefore, be it resolved that the Plan shall be amended as follows:

1.	Effective June 1, 2009, Section 5.2(a) shall be deleted and replaced with the following:

“(a)	401(k) Plan Restoration Benefit

(1)	General Rule. Subject to subsection (a)(2) below, for each Plan Year, the Company shall credit to the 401(k) Plan Restoration Account of each Participant an amount equal to:

(A)	the portion of the Participant’s Eligible Compensation for the Plan Year that exceeds the limit in effect for such Plan Year under Code section 401(a)(17); multiplied by

(B)	the matching contribution percentage that would have applied to the Participant under the 401(k) Plan for such Plan Year assuming that he or she had been contributing at a rate to qualify for the maximum matching contribution percentage under the 401(k) Plan.

(2)	Suspension of Company Allocations. For the Plan Year beginning January 1, 2009, the Company shall credit to the 401(k) Plan Restoration Account of each Participant an amount equal to four percent of the amount by which the Participant’s Eligible Compensation for the period beginning January 1, 2009 and ending May 31, 2009 exceeds $102,083.

The Company shall not credit any additional contributions under this section 5.2(a) for Eligible Compensation earned during the period beginning on June 1, 2009 and ending on December 31, 2009.”

2.	Effective January 1, 2010, Plan Section 2.18 shall be amended by adding the following to the end thereof:

“Notwithstanding any provision in this Plan to the contrary, for a Participant who incurs a Separation from Service after December 31, 2018, Final Average Pay shall be determined as if the Participant incurred a Separation from Service on December 31, 2018 and shall not be adjusted to reflect Eligible Compensation that may be earned by the Participant after such date.”

3.	Effective January 1, 2010, Plan Section 2.22 shall be amended by adding the following to the end thereof:

“Notwithstanding the above, for a Participant who incurs a Separation from Service after December 31, 2018, the amount determined under subsection (a) shall be based only upon the Participant’s Final Average Pay and Years of Benefit Service as of December 31, 2018 and shall not be adjusted in any manner to reflect Eligible Compensation and Years of Benefit Service for employment with the Company or its Affiliates on or after such date. In addition, for a Participant who incurs a Separation from Service after December 31, 2018, the numerator of the fraction described in subsection (b) shall include only those Years of Benefit Service earned as of December 31, 2018 and the denominator of such fraction shall equal the Years of Benefit Service the Participant would have earned had the Participant continued to earn Years of Benefit Service until his or her Normal Retirement Date.”

4.	Effective January 1, 2010, Plan Section 2.41 shall be amended by adding the following to the end thereof:

“Notwithstanding any provision in this Plan to the contrary, the Social Security Benefit for a Participant who incurs a Separation from Service after December 31, 2018 shall be determined as if he or she incurred a Separation from Service on December 31, 2018 and shall not be adjusted in any way to reflect a Participant’s earnings from the Company or an Affiliate after such date, or any Social Security law changes that may become effective after such date.”

5.	Effective January 1, 2010, Plan Section 2.46 shall be amended by adding the following to the end thereof:

“Except as provided in section 2.22, a Participant who incurs a Separation from Service after December 31, 2018 shall not earn Years of Benefit Service for employment with the Company and its Affiliates on and after January 1, 2019.”

6.	Effective January 1, 2010, Plan Section 3.1(b) shall be deleted and replaced with the following:

“(b)	Duration of Participation. An individual who becomes a Participant under this Article 3 shall continue as an active Participant until the earliest of the following three dates:

(1)	the date on which such Participant is designated by the Committee as no longer eligible to be a Participant with respect to the Executive Benefit;

(2)	the date on which such Participant incurs a Separation from Service; or

(3)	December 31, 2018.

When active participation ends under subsection (b)(1), (b)(2), or (b)(3), the individual will continue as an inactive Participant with respect to the Executive Benefit until he or she has received a complete distribution of any benefits to which he or she is entitled under this Article 3 (or forfeits any such benefits by either incurring a Separation from Service before qualifying for a deferred vested retirement benefit under section 3.4(a) or by violating any of the conditions specified in section 10.14).”

7.	Effective January 1, 2010, Plan Section 3.2 shall be amended by adding the following subsection (d) to the end thereof:

“(d)	Freeze of Accruals. Notwithstanding any provision in this section 3.2 to the contrary, the benefit amount for a Participant who incurs a Separation from Service after December 31, 2018 shall be determined under section 3.2(b) as if the Participant incurred a Separation from Service on December 31, 2018 (but the benefit commencement date under section 3.2(c) shall still be based upon the Participant’s actual Separation from Service).”

8.	Effective January 1, 2010, Plan Section 3.3 shall be amended by adding the following subsection (d) to the end thereof:

“(d)	Freeze of Accruals. Notwithstanding any provision in this section 3.3 to the contrary, the benefit amount for a Participant who incurs a Separation from Service after December 31, 2018 shall be determined under section 3.3(b) as if the Participant incurred a Separation from Service on December 31, 2018 (but the applicable reductions under sections 3.3(b)(1)(B) and 3.3(b)(2)(A), and the benefit commencement date under section 3.3(c), shall still be based upon the Participant’s actual Separation from Service).”

9.	Effective January 1, 2010, Plan Section 3.4 shall be amended by adding the following subsection (d) to the end thereof:

“(d)	Freeze of Accruals. Notwithstanding any provision in this section 3.4 to the contrary, the benefit amount for a Participant who incurs a Separation from Service after December 31, 2018 shall be determined under section 3.4(b) as if the Participant incurred a Separation from Service on December 31, 2018 (but the benefit commencement date under section 3.4(c)(2) shall still be based upon the Participant’s actual Separation from Service).”

10.	Effective January 1, 2010, Plan Section 3.5(b) shall be amended by adding the following paragraph (4) to the end thereof:

“(4)	Freeze of Accruals. Notwithstanding any provision in this Plan to the contrary, for a Participant who incurs a Separation from Service after December 31, 2018, the Gross Executive Restoration Benefit shall be calculated under this section 3.5 as if the Participant incurred a Separation from Service on December 31, 2018.”

11.	Effective January 1, 2010, Plan Section 3.5(c) shall be amended by adding the following to the end thereof:

“Notwithstanding any provision in this Plan to the contrary, for a Participant who incurs a Separation from Service after December 31, 2018, the offset determined under this subsection (c) shall equal the amount accrued by the Participant under the Qualified Plan as of December 31, 2018.”

12.	Effective January 1, 2010, Plan Section 6.1(a) shall be amended by adding the following to the end thereof:

“In addition, an Employee who is an active Participant under Article 3 on December 31, 2018, and who remains employed as an officer of the Company on January 1, 2019, shall become a Participant with respect to the DC SERP Benefit described in this Article 6 on January 1, 2019.”

13.	Effective for distributions commencing on and after January 1, 2010, Plan Section 3.6(a)(2) shall be amended by deleting subparagraph (B)(vi) (regarding the Level Income Annuity) from the end thereof.

14.	Effective for distributions commencing on and after January 1, 2010, Plan Section 4.5(b)(2) shall be amended by deleting subparagraph (F) (regarding the Level Income Annuity) from the end thereof.

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In Witness Whereof, the undersigned has executed these amendments to be effective as indicated, this 10th day of February, 2010.

/s/ C.A. Hartley

C. A. Hartley Senior Vice President, Human Resources